As filed with the Securities and Exchange Commission on January 7, 2000
                        --Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  IMATRON INC.
                 -----------------------------------------------
                 (Exact name of issuer specified in its charter)

           New Jersey                                           94-2880078
-------------------------------                           ----------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

389 Oyster Point Boulevard, South San Francisco, California 94080        94080
--------------------------------------------------------------------------------
             (Address of Principal Executive Offices)                 (Zip Code)

      1998 AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
      -------------------------------------------------------------------
                            (Full Title of the Plan)

                                 S. Lewis Meyer
                                    President
                                  Imatron Inc.
                           389 Oyster Point Boulevard
                      South San Francisco, California 94080
                                 (650) 583-9964
            (Name, address and telephone number of agent for service)

                                   Copies to:

                              Roger S. Mertz, Esq.
                   Allen, Matkins, Leck, Gamble & Mallory LLP
                           333 Bush Street, 17th Floor
                         San Francisco, California 94104
                                 (415) 837-1515

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ X ]

                                          CALCULATION OF REGISTRATION FEE

============================================================================================================

                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES       AMOUNT TO BE        OFFERING PRICE       AGGREGATE OFFERING          AMOUNT OF
   TO BE REGISTERED         REGISTERED          PER SHARE(1)             PRICE(1)           REGISTRATION FEE
   ----------------         ----------          ------------             --------           ----------------
  Common Stock No         950,000 shares            $2.68               $2,546,000               $672.00
     Par Value
============================================================================================================

(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low sales prices of the Common Stock on January 5, 2000, as reported on the NASDAQ National Market System.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 relates to the Imatron Inc. 1998 Amended and Restated Non-Employee Directors' Stock Option Plan (the "Plan"), which was adopted by the Board of Directors of Imatron Inc. (the "Company") on February 24, 1998 and approved by the shareholders at the 1998 Annual Meeting. In May 1991, the Board of Directors adopted, and in June 1991 the shareholders approved, the 1991 Non-Employee Directors' Stock Option Plan (the "1991 Plan") authorizing the issuance of 250,000 shares of the Company's Common Stock. In February 1993, the Board of Directors amended, and in June 1993, the shareholders approved an increase in the number of shares reserved for issuance under the 1991 plan to 550,000 shares. In February 1998, the Board of Directors amended and restated the 1991 Plan in its entirety to, among other provisions, modify the vesting schedule contained in the prior plan and to increase the number of shares reserved for issuance thereunder to 1,000,000. On March 26, 1999, the Board approved an increase from 1,000,000 to 1,500,000 shares. The shareholders voted to approve the increase in the Plan's authorized shares at the 1999 Annual Meeting, held on June 18, 1999. This Registration Statement covers the past two increases totaling 950,000 shares of Common Stock issuable under the Plan, bringing the total number of authorized shares available to 1,500,000.

     The Plan provides for the automatic grant of nonqualified options to non-employee directors. The Board believes that the success of the Company is affected by the ability of the Company to attract and retain as members of its Board of Directors knowledgeable persons of broad business or professional experience who have no employment relationship with the Company. The Plan was adopted to enhance the ability of the Company to attract and retain qualified non-employee directors, by providing eligible directors with a proprietary interest in the Company through the grant of stock options.

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration Statement.

          (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

          (b) Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999, September 30, 1999 and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 1999;

          (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 12, 1983 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

          (d) The description of Registrant's Common Stock contained in the Registration Statement on Form S-8 filed with the Commission on August 4, 1993, (Registration Statement No. 033-66952) under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this

Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

     Not applicable; the class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.
          -------------------------------------

     Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.
            -----------------------------------------

     Article IX of the Bylaws of the Company sets forth the extent to which officers or directors of the Company may be indemnified against any liabilities which they may incur. The general effect of such Bylaw provision is that any person made a party to an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or of another corporation or other enterprise which he served as such at the request of the Company, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding, to the full extent permitted under the laws of the State of New Jersey.

     The general effect of the indemnification provisions contained in Section 14A:3-5 of the New Jersey General Corporation Law is as follows: A director or officer who, by reason of such directorship or officership, is involved in any action, suit or proceeding (other than an action by or in the right of the Company) may be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director or officer who, by reason of such directorship or officership, is involved in any action or suit by or in the right of the Company may be indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that a court of appropriate jurisdiction shall approve such indemnification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

     Not applicable.

ITEM 8.   EXHIBITS.
          --------

EXHIBIT NUMBER      DESCRIPTION OF DOCUMENT

4                   1998 Amended and Restated Non-Employee Directors' Stock
                    Option Plan

5 Opinion of Counsel as to the legality of the securities being registered

23.1                Consent of Independent Auditors
23.1(A)             Consent of KPMG LLP
23.1(B)             Consent of Ernst & Young LLP

23.2                Consent of Counsel.  Reference is made to Exhibit 5.1

24                  Power of Attorney

ITEM 9.   UNDERTAKINGS.
          ------------

     A.   RULE 415 OFFERING.

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (A)(a)(i) and (A)(a)(ii) do not apply if the information required or to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) To deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     B.   FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.   FILING OF FORM S-8 REGISTRATION STATEMENT.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of the Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on January 6, 2000.

                                         IMATRON INC.

                                         BY: /s/ S. LEWIS MEYER
                                             -----------------------
                                             S. Lewis Meyer
                                             Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas P. Boyd and S. Lewis Meyer, or either of them, his true and lawful attorney-in-fact, each with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or their or his substitutes or substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                    Title                            Date
        ---------                    -----                            ----

/s/ S. LEWIS MEYER         Chief Executive Officer,              January 6, 2000
-----------------------    Chief Financial Officer
S. Lewis Meyer             and Director

/s/ DOUGLAS P. BOYD        Chairman of the Board                 January 6, 2000
-----------------------
Douglas P. Boyd

/s/ TERRY ROSS             President and Director                January 6, 2000
-----------------------
Terry Ross

/s/ JOHN L. COUCH          Director                              January 6, 2000
-----------------------
John L. Couch

/s/ ALDO TEST              Director                              January 6, 2000
-----------------------
Aldo Test

/s/ WILLIAM J. MCDANIEL    Director                              January 6, 2000
-----------------------
William J. McDaniel

/s/ ALLEN CHOZEN           Director                              January 6, 2000
-----------------------
Allen Chozen

/s/ RICHARD K. MYLER       Director                              January 6, 2000
-----------------------
Richard K. Myler, MD

                                  IMATRON INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

                         950,000 Shares of Common Stock

Exhibit No.      Description                                            Page No.
-----------      -----------                                            --------

4                1998 Amended and Restated Non-Employee Directors'
                 Stock Option Plan                                         7

5                Opinion of Counsel as to legality of securities
                 being registered.                                        13

23.1             Consent of Independent Auditors                          14
23.1(A)          Consent of KPMG LLP
23.1(B)          Consent of Ernst & Young LLP

23.2             Consent of counsel. Reference is made to Exhibit 5.

24               Power of Attorney (contained in signature pages)